UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 11, 2018

KinerjaPay Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55081

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 11, 2018, KinerjaPay Corp. (the "Registrant") entered into an Advisory Agreement with Blockchain Industries, Inc., a public Nevada corporation and Fintech Financial Consultants, Inc., a Nevada corporation. Reference is made to the press release filed as Exhibit 99.1 to this Form 8-K. In connection with the Advisory Agreement, the Registrant agreed to issue to Blockchain Industries, an "accredited investors," as that term is defined in Rule 501 under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), 1 million restricted shares of the Registrant's common stock, par value $0.0001 (the "Shares"). The issuance of the Shares was made in reliance upon the exemptions provided in Section 4(2) of the Act and Regulation D promulgated by the SEC under the Act.

Item 8.01. Other Events.

The Registrant is filing with this Form 8-K, a Press Release dated and to be published on January 16, 2018, a copy of which is attached hereto as Exhibit 99.1. The Press Release announces the execution of the Advisory Agreement and the material terms of said agreement

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
99.1	Press Release dated January 16, 2018, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: January 12, 2018